UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2016

SUTHERLAND ASSET MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, 7th Floor New York, NY 10036
(Address of principal executive offices)) (Zip Code)

Registrant's telephone number, including area code: (212) 257-4600

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 31, 2016, Sutherland Asset Management Corporation, a private mortgage REIT (the "Prior Entity"), merged with and into a subsidiary of ZAIS Financial Corp., with ZAIS Financial Corp. surviving the merger and changing its name to Sutherland Asset Management Corporation (the "Company"), as described in greater detail in the Current Report on Form 8-K filed by the Company on November 4, 2016.

On November 21,  2016, the Company issued an earnings release announcing the financial results of the Prior Entity for the quarter ended September 30, 2016. A copy of the earnings release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On November 21, 2016, the Company posted supplemental financial information on the Investor Relations section of its website (www.sutherlandam.com). A copy of the supplemental financial information is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

The information in Item 2.02 of this Current Report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1,
Exhibit No.	Description

99.1	Earnings Release, dated November 21, 2016
99.2	Supplemental Financial Information for the quarter ended September 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Chief Financial Officer

Date: November 22,  2016